UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:  December 13, 2011
(Date of earliest event reported)

CHRISTOPHER & BANKS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-31390	06-1195422
(Commission file number)	(IRS Employer Identification No.)

2400 Xenium Lane North

Plymouth, MN  55441

(Address of principal executive offices, including zip code)

(763) 551-5000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)          Cessation of Service as President.  Effective December 14, 2011, in connection with the election of Joel N. Waller as President of Christopher & Banks Corporation (the “Company”), as described below under Item 5.02(c), Larry C. Barenbaum relinquished his role as President.

(c)          Election of President.  On December 13, 2011, the Board of Directors elected Joel N. Waller as President of the Company, effective as of December 14, 2011.

Mr. Waller, 72, has more than 30 years of retail experience.  He most recently served as an executive retail consultant, including providing services to retailers such as the A.M. Retail Group (“A.M. Retail”).  From 2008 to 2010, Mr. Waller served as President of A.M. Retail.  From 2005 to 2008, he was the Chief Executive Officer of Wet Seal, Inc.  Prior to that, he was the Chief Executive Officer of Wilsons Leather for approximately twenty years.

There are no arrangements or understandings between Mr. Waller and any other person pursuant to which Mr. Waller was elected as President of the Company.  Mr. Waller does not have a direct or indirect material interest in any currently proposed transaction to which the Company is a party, nor has Mr. Waller had a direct or indirect material interest in any such transaction since the beginning of the Company’s last fiscal year.

Mr. Waller has no family relationship with any other officer or director of the Company.  Other than as described in Item 5.02(e) below, neither Mr. Waller nor any immediate family member of Mr. Waller has a material interest in any transaction with the Company involving the payment or receipt of at least $120,000 in the past fiscal year of the Company.  Mr. Waller provided certain consulting services to the Company from March 2011 to July 2011, for which he received $60,000 as compensation.

(e)          Certain Compensation Arrangements.  In connection with Mr. Waller’s election as President of the Company, the Compensation Committee approved the terms of a one-year employment agreement with Mr. Waller.

Mr. Waller will be entitled to (i) an annual salary of $400,000; (ii) participate, subject to meeting the eligibility requirements, in the benefit plans and programs generally available to senior executives; and (iii) receive equity awards, which were granted effective as of December 14, 2011.  The equity awards consist of (x) a time-based, restricted stock grant of 100,000 shares of the Company’s common stock, which shall vest in full on December 13, 2012, or earlier if Mr. Waller is terminated by the Company other than for cause, as defined in the employment agreement, and (y) a grant of non-qualified stock options to purchase 150,000 shares of the Company’s common stock at an exercise price per share equal to $2.50, the closing price of one share of the Company’s common stock on December 14, 2011, his first day of employment.  The options will vest in full on December 13, 2012, or earlier if Mr. Waller is terminated by the Company other than for cause, as defined in the employment agreement.  In addition, the options may be exercised after vesting by Mr. Waller for up to 36 months following his termination of employment.

Item 7.01  Regulation FD Disclosure.

On December 14, 2011, the Company announced Mr. Waller’s election as President in a press release being furnished as Exhibit No. 99.1 to this Current Report on Form 8-K.  Also, on December 14, 2011, the Company issued a press release being furnished as Exhibit 99.2 hereto disclosing information regarding the Company’s preliminary fiscal 2012 third quarter financial results and the suspension of the payment of a quarterly dividend.

The information in this Current Report on Form 8-K, including Exhibits No. 99.1 and 99.2 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section.  The information in this Current Report shall not be incorporated by reference into any filing or other document pursuant to the Securities Act of 1933, as amended, or the Exchange Act except as shall be expressly set forth by specific reference in such filing or document.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits.

99.1	Christopher & Banks Corporation Press Release dated December 14, 2011
99.2	Christopher & Banks Corporation Press Release dated December 14, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHRISTOPHER & BANKS CORPORATION

Date: December 19, 2011	By:	/s/ Michael J. Lyftogt
Senior Vice President,
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Christopher & Banks Corporation Press Release dated December 14, 2011
99.2	Christopher & Banks Corporation Press Release dated December 14, 2011